Exhibit 10.10

ASSIGNMENT AND ASSUMPTION

OF PURCHASE AND SALE AGREEMENT

(Cottonwood Communities O.P., LP to CC West Palm, LLC)

THIS ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT (the “Assignment”) is made and entered into as of April 29th, 2019, by Cottonwood Communities O.P., LP, a Delaware limited partnership (“Assignor”), in favor of CC West Palm, LLC, a Delaware limited liability company (the “Assignee”).

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns and transfers to Assignee all of Assignor’s right, interest, responsibility and obligations as the Buyer in and to that certain Purchase and Sale Agreement dated March 26, 2019 (the “Agreement”), for the purchase and sale of the real property located at 7130 Okeechobee Blvd., West Palm Beach, Florida 33411, as more particularly described in the Agreement, with Luma at West Palm Beach, LLC, as Seller. Assignee hereby accepts such assignment of Assignor’s interest and assumes all interest, responsibility, and obligations as the Buyer in the Agreement and agrees to be bound by the terms of the Agreement. This Assignment does not release Assignor from any obligation or liability under the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption of Purchase and Sale Agreement as of the day and year first set forth above.

ASSIGNOR:		ASSIGNEE:

COTTONWOOD COMMUNITIES O.P., LP, a Delaware limited partnership		CC WEST PALM, LLC a Delaware limited liability company

By:	/s/ Gregg Christensen	By:	/s/ Gregg Christensen
	Gregg Christensen, Chief Legal Officer		Gregg Christensen, Authorized Person